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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statements (Form S-8; No. 2-95647 and No. 33-11486) and in the related Prospectuses pertaining to The IT Group, Inc. 1983 Stock Incentive Plan, in the Registration Statement (Form S-8; No. 33-52974) and in the related Prospectus pertaining to The IT Group, Inc. 1991 Stock Option Plan, in the Registration Statement (Form S-8; No. 33-60861) relating to the shares of restricted stock to be issued under the Special Turnaround Plan, in the Registration Statement (Form S-8;
No. 33-60881) relating to the additional shares under the 1991 Stock Incentive Plan, in the Registration Statement (Form S-8; No. 333-00651) relating to the shares issued under the IT Corporation Retirement Plan, in the Registration Statement (Form S-8; No. 333-27821) and in the related Prospectus pertaining to the 1996 Stock Incentive Plan, and in the Registration Statements (Form S-8; No. 333-26143 and No. 333-57065), and in the related Prospectus pertaining to the 1997 The IT Group, Inc. Non-Employee Director Stock Plan Director Fees, of our report dated February 15, 1999 with respect to the consolidated financial statements of The IT Group, Inc. included in this Annual Report (Form 10-K) for the nine months ended December 25, 1998.

                                          Ernst & Young LLP

Pittsburgh, Pennsylvania
March 17, 1999